Exhibit 3.6

PAGE 1
Delaware The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“CENTER FINANCIAL CORPORATION”, A CALIFORNIA CORPORATION,

WITH AND INTO “BBCN BANCORP, INC.” UNDER THE NAME OF “BBCN BANCORP, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF NOVEMBER, A.D. 2011, AT 3:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF NOVEMBER, A.D. 2011, AT 11:59 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE DELAWARE Jeffrey w. Bullock, Secretary of State 3239893 8100M AUTHENTICATION: 9189372 111241539 DATE: 11-30-11 You may verify this certificate onlineat corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division or Corporations Delivered 03:38 PM 11/30/2011 FILED 03:38 PM 11/30/2011 SRV 111241539 - 3239893 FILE

CERTIFICATE OF MERGER

MERGER OF

CENTER FINANCIAL CORPORATION

WITH AND INTO

BBCN BANCORP, INC.

Pursuant to Section 252 of the

General Corporation Law of the State of Delaware

Pursuant to Section 252(c) of the General Corporation Law of the State of Delaware (the “DGCL”), BBCN Bancorp, Inc., a Delaware corporation (“BBCN”), hereby certifies in connection with the merger (the “Merger”) of Center Financial Corporation, a California corporation (“Center”), with and into BBCN as follows:

1. The name and state of incorporation of each of the constituent corporations of the Merger (the “Constituent Corporations”), is as follows:

Name	State of Incorporation
BBCN Bancorp, Inc.	Delaware
Center Financial Corporation	California

2. The Agreement and Plan of Merger, dated as of December 9,2010, as amended on April 13,2011 and July 6, 2011 (as amended; the “Merger Agreement”), between Center and BBCN (formerly known as Nara Bancorp, Inc.), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the DGCL.

3. The name of the corporation surviving the Merger (“Surviving Corporation”) is BBCN Bancorp, Inc.

4. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of BBCN.

5. The Bylaws of the Surviving Corporation shall be the Amended and Restated Bylaws of BBCN.

6. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 3731 Wilshire Boulevard, Suite 1000, Los Angeles, California, 90010.

7. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

8. The authorized capital stock of Center consists of 100,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value.

9. This Certificate of Merger, and the Merger provided for herein, shall become effective at 11:59 p.m. (Eastern time) on November 30,2011.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 30th day of November, 2011.

BBCN BANCORP, INC. By: Alvin D. Kang Name: Alvin D. Kang Title: President and Chief Executive Officer

[Signature Page to Certificate of Merger]